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                                                                    EXHIBIT 23.4





February 14, 2000


Board of Directors
Citizens Bank & Trust Company
372 Delaware Avenue
Palmerton, PA 18071

Ladies and Gentlemen:

         We hereby consent to the use in the Registration Statement on Form S-4 of our opinion relating to the fairness to the shareholders of Citizens Bank & Trust Company, from a financial point of view, of the terms of the merger between Harleysville National Corporation and Citizens Bank & Trust Company and to the references to Tucker Anthony Incorporated in the Joint Proxy Statement/Prospectus constituting part of this registration statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


Tucker Anthony Incorporated



By: /s/ Eric G. Hoerner
   ----------------------------
        Eric G. Hoerner
        Principal

      Lancaster, PA
      Date: February, 2000